SUBSCRIPTION AGREEMENT

THE NOTES AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE NOTES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THE NOTES.

THE PURCHASE OF THE NOTES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076

Ladies and Gentlemen:

The undersigned understands that AdCare Health Systems, Inc., a corporation organized under the laws of the State of Georgia (the "**Company**"), is offering an aggregate of up to US $6.5 million principal amount of 10% Subordinated Convertible Notes Due April 30, 2015 (the "**Notes**") in a private placement.

This offering is made pursuant to the Confidential Offering Memorandum, dated March 25, 2014, including all Exhibits thereto and documents incorporated by reference therein (collectively, the "**Memorandum**"), all as more particularly described and set forth in the Memorandum. The undersigned further understands that the offering is being made without registration of the Notes or the shares of the Company's common stock, no par value, issuable upon conversion of the Notes (the "**Conversion Shares**" and, together with the Notes, the "**Securities**") under the Securities Act of 1933, as amended (the "**Securities Act**"), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription.

(a) Subject to the terms and conditions hereof and the provisions of the Memorandum, the undersigned hereby subscribes for the principal amount of Notes set forth on the signature page to this Subscription Agreement (this "**Subscription Agreement**"), which is payable as described in Section 4. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Subscription Agreement and the Notes. The subscription for Notes pursuant to this Subscription Agreement is irrevocable, except as expressly set forth in Section 1(b).

(b) The undersigned acknowledges that it has received and reviewed a draft copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2013, pursuant to a Notice dated on or about March 26, 2014. If the report of the Company's independent registered public accounting firm on the Company's audited financial statements for the year ended December 31, 2013 (the "**Audited 2013 Financial Statements**"), which will be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "**2013 Annual Report**") to be filed with the Securities and Exchange Commission (the "**SEC**"), expresses doubt as to the

Company's ability to continue as a going concern, then the undersigned will have the right to rescind any purchase of Notes made pursuant to this Subscription Agreement (the "**Right to Rescind**"). The Right to Rescind will be available to the undersigned, and will terminate upon, the close of business on the second (2nd) business day after the 2013 Annual Report is filed with the SEC (the "**Right to Rescind Deadline**"). To effect the Right to Rescind, the undersigned must deliver to the Company no later than the Right to Rescind Deadline: (i) a written notice stating that the undersigned is electing to exercise the undersigned's Right to Rescind and providing instructions for the return of the purchase price of the Notes purchased by the undersigned pursuant to this Subscription Agreement; and (ii) the originally executed Notes with respect to which the undersigned is exercising the Right to Rescind. Upon receipt of such notice, the Company will deliver to the undersigned within three (3) business days the purchase price of the Notes purchased by the undersigned pursuant to this Subscription Agreement.

2. Acceptance of Subscription and Issuance of Notes. It is understood and agreed that the Company shall have the sole right, in its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that this subscription shall be deemed to be accepted by the Company only when, and on the date, it is signed by a duly authorized officer of the Company and delivered to GVC Capital LLC, the placement agent for the offering of Notes (the "**Placement Agent**"), at the Closing referred to in Section 3. Subscriptions need not be accepted in the order received, and the Notes may be allocated among subscribers in the Company's sole discretion. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Notes to any person who is a resident of a jurisdiction in which the issuance of Notes to such person would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "**State Securities Laws**").

3. The Closing. The closing of the purchase and sale of the Notes shall take place at the offices of Rogers & Hardin LLP, at 2:00 p.m., Eastern Time, on March 28, 2014, or at such other time and place as the Company may designate by notice to the Placement Agent (the "**Closing**"). At the discretion of the Company and the Placement Agent, there may be one or more additional closings if additional acceptable subscriptions for Notes are received, and each such additional closing shall also be considered a Closing hereunder.

4. Payment for Notes. Payment for the Notes shall be made by the undersigned by cashier's check, wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount of the aggregate principal amount of Notes subscribed for as set forth on the undersigned's signature page to this Subscription Agreement. The Company shall deliver the Notes no later than five (5) business days after Closing to the Placement Agent for further delivery to the holders thereof. The Notes will bear an appropriate legend referring to the fact that the Notes were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company is duly organized and validly existing under the laws of Georgia, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its

business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

(b) The Notes have been duly authorized, and will be executed and delivered, by the Company and, when issued and paid for, will constitute the legal, valid and binding obligations of the Company. The Notes shall have the rights and privileges set forth therein.

(c) The Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

(d) The Company has cash on hand sufficient to pay all principal and accrued but unpaid interest due on the March 31, 2014 maturity of the Company's 10% Subordinated Convertible Notes.

6. Representations, Warranties and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of the state set forth on the signature page to this Subscription Agreement and is not acquiring the Notes as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells the Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(iv) The undersigned accepts and agrees to the terms of the Notes in the form attached as Exhibit B to the Memorandum.

(b) Information Concerning the Company.

(i) The undersigned has received a copy of the Memorandum and a copy of the Unaudited 2013 Financial Statements. The undersigned has not been furnished any offering materials other than the Memorandum and the Unaudited 2013 Financial Statements and has relied only on the information contained therein.

(ii) The undersigned understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

(iii) The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in the Memorandum and in this Subscription

Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(iv) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Notes provided in the Memorandum or otherwise by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Notes or the Conversion Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned's authority to invest in the Securities.

(v) The undersigned is familiar with the business and financial condition and operations of the Company, all as generally described in the Memorandum and the Unaudited 2013 Financial Statements. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(vi) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned's representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(vii) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return (or cause to be returned) the previously paid purchase price for the Notes, without interest thereon, to the undersigned.

(viii) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-Reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described in the Memorandum shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not: (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is

not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned's own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

(ii) The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and State Securities Laws in connection with the purchase and sale of the Securities. The undersigned has completed the Confidential Purchaser Questionnaire with respect to the offering of the Notes and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Restrictions on Transfer or Sale.

(i) The undersigned is acquiring the Notes, and upon conversion of the Notes will acquire the Conversion Shares, solely for the undersigned's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Notes are, and upon conversion of the Notes the Conversion Shares will be, "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom; and the undersigned understands that the Company has no obligation or intention to register any of the Notes or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder), except as expressly provided in the Registration Rights Agreement, the form of which is included as Exhibit C to the Memorandum. Accordingly, the undersigned understands that under the SEC's rules, the undersigned may dispose of the Securities principally only in "private placements" that are exempt from registration under the Securities Act, in

which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Notes, and if converted, the Conversion Shares, for an indefinite period of time.

(iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable State Securities, Laws and otherwise in accordance with the terms of the Notes; (B) that the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(iv) The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(v) The undersigned is not and for so long as the undersigned holds any Securities (A) will not be (1) an employee benefit plan or other plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended ("**ERISA**"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "**Code**"), or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (2) another employee benefit plan subject to U.S. federal, state or local laws, or non U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code unless the undersigned purchase and holding of the Securities would not violate such substantially similar laws, or (B) is not subject to ERISA and, with respect to the undersigned's purchase and holding of the Securities, is eligible for coverage under one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Code.

(vi) Either (A) the undersigned is not and, for so long as the undersigned holds any Securities, will not be, an employee benefit plan or other plan subject to Section 406 of ERISA or Section 4975 of the Code, another employee benefit plan subject to U.S. federal, state or local laws, or non-U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code, or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (B) the undersigned's purchase and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of any such substantially similar laws.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the principal amount of Notes subscribed for as specified on the undersigned's signature page to this Subscription Agreement, and of the Company to sell the Notes, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the

undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except as provided in Section 1(b).

9. Legend. The Notes sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE."

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of Notes by the undersigned ("**Proceedings**"), the undersigned irrevocably consents to submit to the exclusive jurisdiction of the courts of the State of Georgia and of the United States District Court for the Northern District of Georgia, Atlanta Division, for any lawsuits, claims or other proceedings arising out of or relating to this Subscription Agreement and agree not to commence any such lawsuit, claim or other proceeding except in such courts.

14. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a) If to the Company, to the Company at the following address:

AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, GA 30076
Telephone: (678) 869-5116
Facsimile: (678) 869-5123 and (678) 869-5122
E-mail: Treasurer@AdCareHealth.com
Attention: Corporate Secretary

With a copy (for informational purposes only) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303
Telephone: (404) 420-4646
Facsimile: (404) 230-0940
E-mail: lgelchion@rh-law.com
Attention: Lori A. Gelchion, Esq.

(b) If to the undersigned, to the undersigned at the address set forth on the undersigned's signature page to this Subscription Agreement, or at such other address as the undersigned shall have specified by notice in writing to the Company, with a copy (for informational purposes only) to:

GVC Capital LLC
5350 S. Roslyn St., Suite 400
Greenwood Village, CO 80111
Telephone: (303) 694-0862
Facsimile: (720) 488-4757
Email: vbarone@gvccap.com
Attention: Vicki Barone, Senior Managing Director

17. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive: (i) the acceptance of the subscription by the Company and the Closing; (ii) changes in the transactions, documents and instruments described in the Memorandum

that are not material or that are to the benefit of the undersigned; and (iii) the death or disability of the undersigned.

19. Notification of Changes. The undersigned shall notify the Company upon the occurrence of any event prior to the Closing which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

20. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement, and such counterparts may be delivered by facsimile or other electronic transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement with respect to its subscription for the 10% Subordinated Convertible Notes Due April 30, 2015 (the "Notes") of AdCare Health Systems, Inc. (the "Company") as of the date written below.

PURCHASER (If an individual):

By: ____________________

Print Name: ____________________

PURCHASER (If an entity):

Park City Capital Offshore Master, Ltd

Legal Name of Entity

By: [signature]

Print Name: Michael Fox

Title: Director

State/Country of Domicile or Formation: Cayman

Aggregate Principal Amount of Notes Subscribed for: $ 1,000,000.00

Address: 200 Crescent Court Ste 1575 Dallas TX 75201

Telephone: 214 855 0801

Facsimile: ____________________

Email: mike@parkcitycap.com

Date: 3-27-14

ACCEPTANCE BY THE COMPANY:

The subscription to purchase Notes as set forth above is confirmed and accepted by the Company as of the date written below as to $1,000,000 in aggregate principal amount of Notes.

ADCARE HEALTH SYSTEMS, INC.

By: [signature]

Print Name: Boyd P. Gentry

Title: Chief Executive Officer

Date: 3/28/2014

Subscription Agreement
Signature Page